UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2019

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	98-1228572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 26, 2019, the Board of Directors (the “Board”) of Fabrinet (the “Company”) appointed Gregory P. Dougherty to serve on the Board as a Class I director (with a term expiring at the 2019 Annual Meeting of Shareholders) until his successor is duly elected and qualified or his earlier death, resignation or removal. In addition, Mr. Dougherty was appointed as a member of the Audit Committee of the Board, effective immediately.

Mr. Dougherty served as Chief Executive Officer of Oclaro, Inc., a maker of optical components and modules for the long-haul, metro and data center markets, from June 2013 and served as a director of Oclaro from April 2009, until its December 2018 acquisition by Lumentum Holdings Inc. Previously, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of intelligent photonic solutions, from April 2005 to April 2009, when Avanex and Bookham merged to create Oclaro. He also served as a board member of the Ronald McDonald House at Stanford from January 2004 to December 2009, and the Bay Area Make-A-Wish Foundation.

From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer at JDS Uniphase Corporation, an optical technology company. Prior to JDS, he was the Chief Operating Officer of SDL, Inc., a maker of laser diodes, from March 1997 to February 2001 when they were acquired by JDS. Mr. Dougherty currently serves as a director of IPG Photonics and Infinera. Mr. Dougherty received a bachelor’s degree in optics in 1983 from the University of Rochester.

Mr. Dougherty will be compensated for his service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the terms of which were described in the Company’s proxy statement for its 2018 annual meeting of shareholders. There is no arrangement or understanding between Mr. Dougherty and any other persons pursuant to which Mr. Dougherty was elected as a director. In addition, Mr. Dougherty will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on January 28, 2010 as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-163268).

We have a commercial relationship with Oclaro, one of our significant customers, of which Mr. Dougherty served as Chief Executive Officer from June 2013 until December 2018. The commercial relationship includes the assembly of products and the fabrication of customized optics. The services we provided to Oclaro were pursuant to arrangements entered into in the ordinary course of business and have been conducted on an arms-length basis, and Mr. Dougherty did not have a direct or indirect material interest in such transactions.

A copy of the Company’s February 28, 2019 press release announcing Mr. Dougherty’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference.

Change-in-Control and Severance Agreement

Following a review of competitive compensation data prepared by the independent compensation consultant to our Compensation Committee, our Compensation Committee approved the following modifications to our severance and change-in-control benefits:

On February 26, 2019, our Compensation Committee approved a change in control and severance agreement (the “CIC Agreement”) for Seamus Grady, the Company’s Chief Executive Officer. The CIC Agreement has an initial term of three years following its effective date and renews automatically annually thereafter unless either party provides notice of non-renewal at least 90 days before the date of the scheduled renewal. The CIC Agreement supersedes the severance payments and benefits set forth in Mr. Grady’s offer letter with the Company dated September 20, 2017 (the “Offer Letter”).

Pursuant to the CIC Agreement, if Mr. Grady’s employment with the Company is terminated by the Company without “cause” and other than due to his death or disability, or by him for “good reason” (a “Qualifying Termination”), in each case other than during the period beginning three months prior to the Company’s change in control through the one-year anniversary of the Company’s change in control (the “Change in Control Period”), then subject to Mr. Grady entering into and not revoking a separation agreement and release of claims with the Company (a “Release Agreement”), Mr. Grady will receive the same severance payments and benefits as was set forth in his Offer Letter, consisting of: (i) a lump sum payment of 100% of his then annual base salary, (ii) a lump sum payment of any earned but unpaid bonus as of the date of employment termination, (iii) a lump sum payment of two times his cost of COBRA coverage for 12 months, and (iv) to the extent Mr. Grady is receiving tax equalization benefits under the Company’s expatriate policy as of the date of employment termination, continued tax equalization benefits for the calendar year in which the employment termination occurs and the immediately following calendar year.

In the event of Mr. Grady’s qualifying employment during the Change in Control Period, then subject to Mr. Grady entering into and not revoking a Release Agreement, and in lieu of the severance payments and benefits described above, Mr. Grady will receive (i) a lump sum payment of 200% of his then annual base salary (or if greater, his annual base salary as in effect immediately before the change in control, (ii) a lump sum payment of any earned but unpaid bonus as of the date of employment termination, (iii) a lump sum payment of 200% of his annual target bonus opportunity in effect as of the date of employment termination (or if greater, his annual target bonus opportunity as in effect immediately before the change in control), (iv) a lump sum payment of two times his cost of COBRA coverage for 12 months, (v) 100% vesting acceleration of any unvested and outstanding time-based equity awards (i.e., awards subject to vest based on continued service but not any other performance requirements), and (vi) to the extent Mr. Grady is receiving tax equalization benefits under the Company’s expatriate policy as of the date of employment termination, continued tax equalization benefits for the calendar year in which the employment termination occurs and the immediately following calendar year.

In the event of a change in control, any performance-based awards that Mr. Grady currently holds (“PSUs”) that are outstanding and for which the performance period would not be completed as of the change in control will have the performance period shortened in connection with the change in control, any revenue-related performance goals under the PSUs will be measured on a prorated basis to reflect the shortened performance period, and any gross margin-related performance goals under the PSUs will be measured over the last, four, consecutive fiscal quarters of the Company completed before the change in control. Any portion of the PSUs for which performance is deemed achieved based on the foregoing change in control-related measurement will be scheduled to vest on the last day of the original performance period subject to continued service through the vesting date. In the event of a Qualifying Termination during the Change in Control Period, any unvested portion of the PSUs outstanding as of the date of the Qualifying Termination for which performance was deemed achieved on or before the Qualifying Termination (or if the Qualifying Termination occurs before the change in control, then for which performance is deemed achieved in connection with the change in control based on the foregoing change in control-related measurement) will accelerate vesting in full.

Under the CIC Agreement, “cause” and “good reason” generally have the same meaning as are set forth in Mr. Grady’s Offer Letter and “change in control” generally has the same meaning as set forth in the Company’s 2017 Inducement Equity Incentive Plan.

The foregoing description of the CIC Agreement is a summary and is qualified in its entirety by the terms of the CIC Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

10.1	Change in Control and Severance Agreement, dated February 26, 2019, by and between Seamus Grady and Fabrinet

99.1	Press release dated February 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: February 28, 2019